Exhibit 99.1

LIMITED BRANDS REPORTS THIRD QUARTER 2009 EARNINGS

— PROVIDES FOURTH QUARTER AND RAISES FULL

YEAR 2009 EARNINGS GUIDANCE —

Columbus, Ohio, Nov. 18, 2009 — Limited Brands, Inc. (NYSE: LTD) today reported 2009 third quarter results.

Third Quarter Results

Adjusted earnings per share for the third quarter ended Oct. 31, 2009, were $0.02 compared to earnings per share of $0.01 for the quarter ended Nov. 1, 2008, which exclude an income tax benefit in 2009 as detailed below. Third quarter operating income was $58.9 million compared to operating income of $41.2 million last year, and adjusted net income was $6.1 million compared to net income of $4.2 million last year.

The 2009 adjusted results above exclude an income tax benefit, primarily due to the resolution of certain tax matters, of $8.8 million, or $0.03 per share. Including this benefit, 2009 net income was $14.9 million and earnings per share were $0.05.

Comparable store sales for the third quarter decreased 2 percent, and net sales were $1.777 billion compared to $1.842 billion last year.

At the conclusion of this press release is a reconciliation of reported to adjusted results.

2009 Outlook

The company stated that it expects fourth quarter earnings of $0.71 to $0.86 per share, and full year adjusted earnings of $0.93 to $1.08 per share.

Earnings Call Information

Limited Brands will conduct its third quarter earnings call at 9 a.m. Eastern time on Thursday, Nov. 19. To listen, call 1-866-583-6618 (international dial-in number: 1-937-200-3978). For an audio replay, call 1-866-NEWS-LTD (international replay number: 1-706-902-3452) or log onto www.Limitedbrands.com. Additional third quarter financial information is also available at www.Limitedbrands.com.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Pink, Bath & Body Works, C.O. Bigelow, La Senza, White Barn Candle Co. and Henri Bendel, presently operates 3,025 specialty stores. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the third quarter earnings call involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the third quarter earnings call:

•	general economic conditions, consumer confidence and consumer spending patterns;

•	the global economic crisis and its impact on our suppliers, customers and other counterparties;

•	the impact of the global economic crisis on our liquidity and capital resources;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	the seasonality of our business;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to expand into international markets;

•	independent licensees;

•	our direct channel business including our new distribution center;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names and trademarks;

•	market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities or the prospect of these events;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service our debt;

•	the highly competitive nature of the retail industry generally and the segments in which we operate in particular;

•

consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance our brand image;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	our reliance on foreign sources of production, including risks related to:

•	political instability;

•	duties, taxes, other charges on imports;

•	legal and regulatory matters;

•	volatility in currency and exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and related pricing impacts; and

•	the disruption of imports by labor disputes;

•	the possible inability of our manufacturers to deliver products in a timely manner or meet quality standards;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	self-insured risks;

•	our ability to implement and sustain information technology systems;

•	our failure to comply with regulatory requirements; and

•	legal matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the third quarter earnings call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2008 Annual Report on Form 10-K.

For further information, please contact:

Limited Brands:

Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@limitedbrands.com	extcomm@limitedbrands.com

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THIRTEEN WEEKS ENDED OCTOBER 31, 2009 AND NOVEMBER 1, 2008

(Unaudited)

(In thousands except per share amounts)

	2009			2008
	Reported	Adjustments	Adjusted	Reported
Net Sales	$1,777,289	$—	$1,777,289	$1,842,184
Cost of Goods Sold, Buying & Occupancy	(1,214,541)	—	(1,214,541)	(1,261,940)

Gross Profit	562,748	—	562,748	580,244
General, Administrative and Store Operating Expenses	(503,863)	—	(503,863)	(539,028)

Operating Income	58,885	—	58,885	41,216
Interest Expense	(56,321)	—	(56,321)	(44,464)
Interest Income	575	—	575	5,565
Other Income	8,228	—	8,228	869

Income Before Income Taxes	11,367	—	11,367	3,186
Provision (Benefit) for Income Taxes	(3,487)	8,755	5,268	(982)

Net Income	14,854	(8,755)	6,099	4,168
Less: Net Income (Loss) Attributable to Noncontrolling Interest	—	—	—	—

Net Income Attributable to Limited Brands, Inc.	$14,854	$(8,755)	$6,099	$4,168

Net Income Attributable to Limited Brands, Inc. Per Diluted Share	$0.05		$0.02	$0.01

Weighted Average Shares Outstanding	328,259		328,259	340,125

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THIRTY-NINE WEEKS ENDED OCTOBER 31, 2009 AND NOVEMBER 1, 2008

(Unaudited)

(In thousands except per share amounts)

	2009			2008
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net Sales	$5,569,137	$—	$5,569,137	$6,051,579	$—	$6,051,579
Cost of Goods Sold, Buying & Occupancy	(3,790,023)	—	(3,790,023)	(4,069,843)	—	(4,069,843)

Gross Profit	1,779,114	—	1,779,114	1,981,736	—	1,981,736
General, Administrative and Store Operating Expenses	(1,506,373)	—	(1,506,373)	(1,654,925)	—	(1,654,925)
Net Gain on Joint Ventures	9,441	(9,441)	—	108,962	(108,962)	—

Operating Income	282,182	(9,441)	272,741	435,773	(108,962)	326,811
Interest Expense	(175,847)	—	(175,847)	(136,213)	—	(136,213)
Interest Income	2,014	—	2,014	16,743	—	16,743
Other Income	5,439	—	5,439	23,181	(13,293)	9,888

Income Before Income Taxes	113,788	(9,441)	104,347	339,484	(122,255)	217,229
Provision for Income Taxes	22,015	13,368	35,383	139,224	(52,690)	86,534

Net Income	91,773	(22,809)	68,964	200,260	(69,565)	130,695
Less: Net Income (Loss) Attributable to Noncontrolling Interest	—	—	—	(3,733)	—	(3,733)

Net Income Attributable to Limited Brands, Inc.	$91,773	$(22,809)	$68,964	$203,993	$(69,565)	$134,428

Net Income Attributable to Limited Brands, Inc. Per Diluted Share	$0.28		$0.21	$0.60		$0.39

Weighted Average Shares Outstanding	325,747		325,747	341,913		341,913

Certain prior year amounts have been reclassified to conform with the current year presentation.

LIMITED BRANDS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND

RECONCILIATION OF ADJUSTED RESULTS

(Unaudited)

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2009

In the second quarter of 2009, adjusted results exclude an after-tax gain of $14 million related to the disposal of a non-core joint venture.

In the third quarter of 2009, adjusted results exclude an income tax benefit, primarily due to the resolution of certain tax matters, of $8.8 million.

Fiscal 2008

In the first quarter of 2008, adjusted results exclude the following:

•	a $128 million pre-tax gain related to the sale of a non-core joint venture; and

•	a $19 million pre-tax charge related to the impairment of the investment carrying value of another non-core joint venture

In the second quarter of 2008, adjusted results exclude a $13.3 million pre-tax gain, included in other income, related to a $71 million cash distribution from Express.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.